EXHIBIT 24.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Exobox Technologies Corp.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on S-8 of our report dated August 31, 2006 included in the Annual Report on Form 10-KSB of Exobox Technologies Corp. for the year ended July 31, 2006 and to all references to our Firm included in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 12, 2007